Exhibit 10.2

Execution Version

FIRST AMENDMENT TO TRANSACTION AGREEMENT

THIS FIRST AMENDMENT TO TRANSACTION AGREEMENT (this “Amendment”) is made and entered into as of February 27, 2025, by and among IMG Worldwide, LLC, a Delaware limited liability company (“IMG Worldwide”), Endeavor Operating Company, LLC, a Delaware limited liability company (“EOC” and, together with IMG Worldwide, the “EDR Parties”), Trans World International, LLC (the “Company”), TKO Operating Company, LLC, a Delaware limited liability company (“TKO”) and TKO Group Holdings, Inc., a Delaware corporation (“TKO PubCo”, and together with TKO, the “TKO Parties”). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Transaction Agreement (as defined below).

RECITALS

A. The EDR Parties, the Company and the TKO Parties entered into that certain Transaction Agreement (the “Transaction Agreement”), dated as of October 23, 2024.

B. The parties hereto wish to amend the Transaction Agreement in accordance with the terms of the Transaction Agreement and this Amendment.

C. Section 12.08 of the Transaction Agreement provides that the Transaction Agreement may be amended or modified by an instrument in writing signed by, or on behalf of, the EDR Parties and TKO.

NOW, THEREFORE, in consideration of premises, and of the representations, warranties, covenants and agreements contained herein, the value, receipt and sufficiency of which are hereby acknowledged, the EDR Parties and TKO agree as follows:

1. Amendment of Section 2.02. Section 2.02 of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to the terms and conditions of this Agreement, the closing of the Contribution and the Issuance (the “Closing”) shall take place remotely by means of email or other electronic transmission on the third (3rd) Business Day following the satisfaction or waiver of each of the conditions to the obligations of the parties hereto set forth in Section 9.01 and Section 9.02 (other than those conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions at the Closing), or at such other time or on such other date as the EDR Parties and TKO may mutually agree in writing; provided that the Closing shall not take place prior to February 28, 2025 (the “Inside Date”, and the date on which the Closing occurs, the “Closing Date”). Except as otherwise expressly set forth in Section 7.02 and Section 7.03, the Closing shall be deemed effective as of 12:01 a.m. on the Closing Date across all applicable time zones.”

2. Amendment of 5.10(d). Section 5.10(d) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“The EDR Parties shall, no later than February 27, 2025, represent to the TKO Parties that the EDR Parties reasonably and in good faith expect to deliver to the TKO Parties (i) the unaudited consolidated profit and losses statement of the Businesses for the month ended as of January 31, 2025, and the unaudited consolidated balance sheet of the Businesses as of January 31, 2025 and (ii) the unaudited consolidated balance sheet of the Businesses as of February 28, 2025 (collectively, the “2025 Financials”) on or prior to April 1, 2025. If the Closing occurs on or prior to March 3, 2025, the EDR Parties shall use their reasonable best efforts to deliver to the TKO

Parties the 2025 Financials no later than April 1, 2025. Notwithstanding anything to the contrary in this Agreement, the TKO Parties agree that (i) no condition to the TKO Parties’ obligations to close the Transaction set forth in Section 9.02 shall be deemed not satisfied solely as a result of the EDR Parties’ breach of this Section 5.10(d) and (ii) none of the EDR Parties or any of their Affiliates shall be liable to the TKO Parties or their Affiliates for any Losses resulting or arising from any breach of this Section 5.10(d) or any failure by the EDR Parties to deliver the 2025 Financials by April 1, 2025 in accordance with the terms of this Agreement.”

3. Amendment of 7.02(a). Section 7.02(a) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“In relation to any Business Employee (other than an Inactive Employee, Delayed Transfer Business Employee or Corporate Business Employee) whose employment does not automatically transfer to TKO or its Affiliates upon the occurrence of the Closing by operation of Law due to his or her employment with a Transferred Entity or otherwise, not less than ten (10) Business Days prior to the Closing, TKO or one of its Affiliates will offer employment, effective at 11:59 p.m., local time, on the Closing Date (except as otherwise set forth in this Section 7.02(a), Section 7.02(b), Section 7.02(c)(iii), Section 7.02(d)(iii) or Section 7.02(g), the “Transfer Time”), to such Business Employee in accordance with this Agreement. The EDR Parties shall, and cause their Affiliates, to cooperate in good faith with and provide reasonable assistance to TKO and its Affiliates in connection with the delivery and communication of such offers of employment, in accordance with applicable Law, and consent and agree that, subject to the EDR Parties’ review and approval of the forms thereof (which approval shall not be unreasonably withheld, conditioned or delayed), TKO or one of its Affiliates may make such offers of employment on behalf of, and thus offer any such Business Employee employment with, any of the Transferred Entities (in addition to TKO or any of TKO’s Affiliates), provided that such offers are in all events conditioned upon, and effectively solely following, the consummation of the Transaction. Offers pursuant to this Section 7.02(a) shall (i) be for a substantially similar position in which such Business Employee’s responsibilities are not significantly reduced and at a geographic work location that is within fifteen (15) miles of the same metropolitan area as the applicable Business Employee’s primary work location immediately prior to the Closing Date; and (ii) use reasonable best efforts to otherwise comply in all respects with applicable Law (including with respect to compensation and benefits) and be sufficient to (A) ensure severance, termination and other similar payments or obligations do not become due in connection with termination of employment with the EDR Group or otherwise in connection with the Transaction and (B) avoid any notification, consultation, opinion, advice or similar requirement with respect to Business Employees under any Labor Agreement or applicable Law. Notwithstanding the foregoing, to the extent any Business Employee’s employment is covered by a Labor Agreement that dictates the terms of any of the categories described in this Section 7.02(a)(i)-(ii), the terms of such Labor Agreement shall prevail. Each Business Employee who accepts an offer (including for the avoidance of doubt an offer made under this Section 7.02(a), Section 7.02(c)(iii), or Section 7.02(d)(iii)) and who commences employment with TKO or one of its Affiliates on the Closing Date, and any Business Employee who automatically transfers to TKO or its Affiliates (including as a result of being employed by a Transferred Entity at Closing or otherwise by operation of Law), shall be a “Transferred Employee”. To the extent any Business Employee required to receive an offer of employment pursuant to this Section 7.02(a) rejects such offer of employment or the EDR Parties terminate the employment of such Business Employee, any severance or termination costs or expenses incurred by the EDR Parties shall be Assumed Employee Liabilities.”

4. Amendment of 7.03(a). Section 7.03(a) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

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“Where in a particular jurisdiction there is no Assumed Benefit Plan that provides retirement, pension, employee welfare or other employee benefits for Transferred Employees as of the Closing Date, no later than the Closing Date (or, with respect to the Delayed Transfer Business Employees or Corporate Business Employees, their applicable Transfer Time), TKO shall establish or cause to be established (or utilize existing plans, programs and arrangements, including any Labor Agreement, established or maintained by TKO or its Affiliates for the benefit of the Transferred Employees (the “TKO Plans”)), at its own expense, such retirement, pension, employee welfare and employee benefit plans for Transferred Employees, as applicable, as necessary or appropriate to comply with Section 7.02(e). Effective as of the Closing (or, with respect to the Delayed Transfer Business Employees or Corporate Business Employees, their applicable Transfer Time), each Business Employee shall cease to be an employee of the EDR Group and shall cease to participate in any EDR Plan as an active employee, except as otherwise set forth in the Transition Services Agreement. Notwithstanding anything herein to the contrary, the EDR Parties shall (or shall cause the applicable member of the EDR Group) to administer all payroll obligations in the Ordinary Course of Business with respect to all Transferred Employees through the Transfer Time.”

5. Effect of Amendment. Each of the EDR Parties and TKO represents that it has all necessary power and authority to enter into and perform the obligations of this Amendment and that there are no consents or approvals required to be obtained by such party for such party to enter into and perform its obligations under this Amendment that have not been obtained. This Amendment shall be deemed incorporated into, and form a part of, the Transaction Agreement and have the same legal validity and effect as the Transaction Agreement. Except as expressly and specifically amended hereby, all terms and provisions of the Transaction Agreement are and shall remain in full force and effect, and all references to the Transaction Agreement in this Amendment and in any ancillary agreements or documents delivered in connection with the Transaction Agreement shall hereafter refer to the Transaction Agreement as amended by this Amendment, and as it may hereafter be further amended or restated. Each reference in the Transaction Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall hereafter be deemed to refer to the Transaction Agreement as amended hereby (except that references in the Transaction Agreement to the “date hereof” or “date of this Agreement” or words of similar import shall continue to mean October 23, 2024).

6. Inconsistency or Conflict. In the event of any inconsistency or conflict between the terms and provisions of the Transaction Agreement, on the one hand, and this Amendment, on the other hand, the terms and provisions of this Amendment shall govern and control.

7. Additional Provisions. The provisions contained in Sections 10.01 (Survival), 10.08 (Exclusive Remedy), 11.01 (Termination), 11.02 (Effect of Termination), 12.01 (Expenses), 12.02 (Notices), 12.04 (Severability), 12.07 (Assignment), 12.08 (Amendment), 12.10 (Rights of Third Parties), 12.11 (Governing Law; Jurisdiction; Waiver of Jury Trial), 12.13 (Non-Recourse) and 12.14 (Counterparts), of the Transaction Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.

[Signature page follows]

IN WITNESS WHEREOF, the EDR Parties and TKO have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

IMG WORLDWIDE, LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Authorized Signatory

ENDEAVOR OPERATING COMPANY, LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

[Signature Page to First Amendment to Transaction Agreement]

TKO OPERATING COMPANY, LLC

By:	/s/ Andrew Schleimer
	Name:	Andrew Schleimer
	Title:	Chief Financial Officer

[Signature Page to First Amendment to Transaction Agreement]